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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 28, 1997 (except with respect to the matter discussed in Note 15, as to which the date is March 12, 1997) included in Holmes Protection Group Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement on Form S-3 registering 4,442,975 shares of common stock.




                                                       /s/ Arthur Andersen, LLP
                                                       ------------------------
                                                       ARTHUR ANDERSEN, LLP
New York, New York
August 15, 1997